UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Item 8.01 Other Items.

On June 29, 2021, FOMO CORP. (“FOMO”)’s majority-owned subsidiary Homeland Resources Ltd. (OTC: HMLA) received a winning decision (without prejudice) by the Las Vegas Court regarding a petition for custodianship filed against it by Alpharidge Capital. The judge ruled that new management’s actions during the past several days were sufficient to demonstrate a path towards bringing the Company current with regard to SEC and State of Nevada reporting requirements. Since taking control of the Company on or around June 21, 2021, management has brought the Company current with the State of Nevada, settled with its transfer agent TranShare Corporation and engaged for one year, settled with its EDGAR filing service Avantafile Systems Corp. and engaged for one year, engaged Nevada Registered Agent for 2021-2022, engaged TLJ Accounting LLC and Boyle CPA, LLC for bookkeeping services and audit work, negotiated buyouts of two default lenders, executed financing term sheets for working capital, filed to change the Company’s name to Himalaya Technologies, Inc. and provide for an improved share structure, and engaged FOMO ADVISORS LLC to explore the sale of FOMO’s cannabis social network business KANAB CORP. (www.kanab.club) to Homeland Resources Ltd. for equity, though there can be no assurances said spin-out transaction will be consummated. Paperwork regarding the decision is expected to be filed with the Las Vegas Court this week.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: June 30, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer